Exhibit 3.4

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1	Filed in the office of /s/ Barbara K. Cegavske	Document Number 20160493535-48
	Barbara K. Cegavske	Filing Date and Time
	Secretary of State	11/09/2016 2:30 PM
	State of Nevada	Entity Number
E0489732016-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(Pursuant to NRS Chapter 92A)

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐	if there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article one.

STEAMPUNK WIZARDS, INC.
Name of merging entity

NEVADA	CORPORATION
Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

and,
TIANCI INTERNATIONAL INC.
Name of surviving entity

NEVADA	CORPORATION
Jurisdiction	Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1
Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3)	Choose one:

☐	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)	Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐	if there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)	Owner’s approval was not required from

STEAMPUNK WIZARDS, INC,
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:
TIANCI INTERNATIONAL INC.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 2
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3
Revised: 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4
Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6)	Location of Plan of Merger (check a or b):

☒	(a) The entire plan of merger is attached;

or,

☐

(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date :	Time:

*Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5 Revised: 1-5-15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)	Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐	If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article eight.

STEAMPUNK WIZARDS, INC.
Name of merging entity

	PRESIDENT, CEO, CFO	10/24/2016
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

and,

TIANCI INTERNATIONAL INC.
Name of surviving entity

	PRESIDENT, CEO, CFO	10/24/2016
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 6 Revised: 1-5-15

AGREEMENT AND PLAN OF MERGER

between

STEAMPUNK WIZARDS, INC.

and

TIANCI INTERNATIONAL INC.

Dated as of

October 26, 2016

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 26, 2016, between Steampunk Wizards, Inc., a Nevada corporation (“Parent”), and Tianci International Inc., a Nevada corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are hereinafter collectively referred to as the “Constituent Corporations.”

WITNESSETH:

WHEREAS, the board of directors of Parent has determined that it is advisable and in the best interests of the respective companies and shareholders to enter into a business combination by means of the merger of Parent with and into Merger Sub (the “Merger ”) and has approved and adopted this Agreement and Plan of Merger (the “Agreement”);

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           Merger and Effective Time. Upon the filing of the articles of merger (the “Articles of Merger”), entered into concurrently herewith, with the Secretary of State of the State of Nevada, Parent shall be merged with and into Merge Sub (the “Merger”) and Merger Sub shall be the surviving corporation of the Merger (the “Surviving Corporation”) effective on November 7, 2016 (the “Effective Time”).

2.           Effect of Merger. At the Effective Time, the separate existence of the Constituent Corporations shall cease. The effect of the Merger shall be as provided in the Nevada Revised Statutes. Without limiting the generality of the foregoing, all rights, powers, privileges, obligations and duties of Merger Sub shall become the rights, powers, privileges, obligations and duties of the Surviving Corporation.

3.           Name of Surviving Corporation. The name of the Surviving Corporation shall be “Tianci International Inc.”

4.           Governing Documents. The Articles of Incorporation and the Bylaws of Merger Sub, as in effect at the Effective Time, shall continue in full force and effect as the Articles of Incorporation and Bylaws of the Surviving Corporation until sooner terminated or changed as permitted by the provisions of Nevada Revised Statutes, as amended.

5.           Directors and Officers. At the Effective Time, the directors and the officers of the Surviving Corporation shall be the incumbent directors and officers of Merger Sub, all of whom shall hold their positions as directors and officers until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Articles of Incorporation or Bylaws of the Surviving Corporation.

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6.           Conversion of Securities and Consideration. At the Effective Time, by virtue of the Merger and in consideration therefor, and without any action on the part of the Constituent Corporations or any stockholder thereof, (i) each share of Parent’s Common Stock shall be cancelled, and (ii) each share of Merger Sub’s Common Stock shall remain unchanged in the hands of the holder thereof as an outstanding share of the Surviving Corporation.

7.           Representations of Parent. Parent represents and warrants to Merger Sub that as of the date of this Agreement and as of the Effective Time (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and Plan of Merger and to execute the Articles of Merger and to perform its obligations thereunder, (c) this Agreement has been duly executed and delivered by Parent, and has been authorized by all necessary corporate action, and constitutes the legal, valid and binding obligations of Parent, enforceable in accordance with its terms, and (d) the execution, delivery and performance of this Agreement does not conflict with any provision of the Articles of Incorporation or Bylaws of Parent.

8.           Representations of Merger Sub. Merger Sub represents and warrants to Parent that as of the date of this Agreement and as of the Effective Time (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (b) it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and Plan of Merger and to execute the Articles of Merger and to perform its obligations thereunder, (c) this Agreement has been duly executed and delivered by Merger Sub, and has been authorized by all necessary corporate action, and constitutes the legal, valid and binding obligations of Merger Sub, enforceable in accordance with its terms, and (d) the execution, delivery and performance of this Agreement does not conflict with any provision of the Articles of Incorporation or Bylaws of Merger Sub.

9.           Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them.

10.         Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect.

11.         Termination and Abandonment. Prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by the Board of Directors of Merger Sub.

12.         Amendment. Prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of Merger Sub.

13.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of law.

14.         Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

15.           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Tianci International Inc.

By:
Name:	Cuilian Cai
Title:	President, CEO, CFO

Steampunk Wizards Inc.

By:
Name:	Cuilian Cai
Title:	President, CEO, CFO

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